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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS'


As independent public accountants, we hereby consent to the incorporation by reference in this Tetra Tech, Inc. Registration Statement No. 333-26199 on Form S-3 (as amended) of our report dated November 1, 1996 on the financial statements of Whalen & Company, Inc., included in Tetra Tech, Inc.'s Form 8-K/A incorporated by reference in this registration statement.


ARTHUR ANDERSEN LLP


San Francisco, California
 September 18, 1997